UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of S&D Coffee & Tea

On August 3, 2016, Cott Corporation (the “Company”) and its indirect wholly-owned subsidiary Sip Acquisition Company (“Buyer”) entered into a Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”) with S&D Coffee Holding Company (“Holdings”), the owners of Holdings, the owners of Arabica, LLC (“Arabica”), and Alan P. Davis and E. Rhyne Davis, as Sellers’ Representative, pursuant to which Buyer will purchase from such owners all of the outstanding stock of Holdings and all of the outstanding membership interests of Arabica on a cash-free, debt-free basis (the “Acquisition”). Holdings is the parent company of S&D Coffee & Tea, Inc. (“S&D”), a premium coffee roaster and provider of customized coffee, tea and extract solutions, and Arabica owns real estate that it leases to S&D. The purchase price is $355.0 million payable in cash, subject to customary adjustments for cash, debt, working capital and other items.

The Purchase Agreement contains warranties, covenants and conditions that the Company believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations. The closing of the Acquisition is subject to the satisfaction of certain conditions, but is not subject to any financing condition.

The Acquisition is expected to close in the third quarter of 2016. The Purchase Agreement is subject to termination if the conditions to closing are not satisfied on or before September 30, 2016.

None of Holdings, Arabica or their respective owners has a material relationship with the Company and the Acquisition will not be an affiliate transaction. Certain members of the S&D management team have agreed to join the Company and continue to lead the S&D business following the Acquisition.

The foregoing summary of the terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Amended and Restated ABL Facility

On August 3, 2016, the Company entered into an amendment and restatement agreement making effective an amended and restated senior secured asset-based lending credit facility (the “ABL Facility”) that provides the Company and its subsidiaries with financing in the United States, Canada, the United Kingdom, Luxembourg and The Netherlands. The ABL Facility amended and restated the Credit Agreement, dated as of August 17, 2010, as amended, which governed the Company’s prior senior secured credit facility. As of the date hereof, the Company and its subsidiaries Cott Beverages Inc., Cott Beverages Limited, DS Services of America, Inc. and Cliffstar LLC are borrowers under the ABL Facility.

The ABL Facility is a five-year revolving facility of up to $500.0 million (subject to increase as described below). JPMorgan Chase Bank, N.A. serves as administrative agent and administrative collateral agent and JPMorgan Chase Bank, N.A., London Branch serves as U.K. security trustee.

Availability under the ABL Facility is dependent on a borrowing base calculated as a percentage of the value of eligible inventory, accounts receivable and property, plant and equipment in the manner set forth in the credit agreement for the ABL Facility. The ABL Facility has subfacilities for letters of credit and swingline loans and geographical sublimits for the United Kingdom and The Netherlands ($100.0 million collectively) and Canada ($40.0 million). Subject to certain conditions, the ABL Facility may be increased up to an additional $100.0 million at the Company’s option if lenders agree to increase their commitments.

The interest rate margin on loans under the facility is based on the amount of availability that the borrowers have under the facility. In general, the spread on loans based on LIBOR will range from 1.25% to 1.75% and on an adjusted base rate will be -0.50% to 0.00%. There are also other rate options for U.K. and Canadian borrowings. The proceeds of the ABL Facility, to the extent not used to pay for the Acquisition and fees, costs and expenses incurred by the Company in connection with the Acquisition and the ABL Facility, will be used to finance the working capital needs and general corporate purposes of the Company and its U.S., Canadian, U.K., Dutch and Luxembourg subsidiaries in the ordinary course of business. A limited amount of money may be loaned to the Company’s subsidiaries in Mexico and elsewhere.

The debt under the ABL Facility is guaranteed by most of the Company’s U.S., Canadian, U.K. and Luxembourg subsidiaries and certain of the Company’s Dutch subsidiaries. Subject to certain exceptions, the debt and guarantees are secured by (a) all of the Company’s and guarantors’ ownership interests in their subsidiaries and (b) substantially all of the personal property assets of the borrowers and the guarantors as well as specified real estate. The Company has agreed to pay usual and customary commitment fees that vary on a monthly basis depending on average utilization of the ABL Facility.

The borrowers and restricted subsidiaries are subject to a number of business and financial covenants and events of default. The ABL Facility contains customary restrictive covenants, including limitations on indebtedness, liens, mergers, consolidations, liquidations and sales, payment of dividends, investments, loans and advances, optional payments and modifications of subordinated and other debt instruments, and transactions with affiliates. Events of default under the ABL Facility include nonpayment, inaccuracy of representations and warranties, violation of covenants, cross-default to other indebtedness, bankruptcy, material judgments, and a change of control of the Company. Upon the occurrence of an event of default, the lenders may terminate the commitments and declare all loans due and payable. The Company has agreed to a mandatory prepayment provision (but without a reduction of the commitment), subject to certain exceptions, upon a sale or transfer of assets of a borrower or guarantor, upon the receipt of proceeds from the issuance of any indebtedness, upon the occurrence of an availability shortfall under the revolver, or upon receipt of insurance proceeds or condemnation awards.

The ABL Facility also contains a minimum fixed charge coverage ratio covenant of 1.0 to 1.0 effective when and if (a) there exists an event of default or (b) excess availability is less than the greater of (i) 10.0% of the aggregate amount of all commitments at such time and (ii) $37.5 million. If (a) there exists a payment, bankruptcy or other insolvency default or (b) excess availability is less than the greater of (i) 10% of the aggregate amount of all commitments at such time and (ii) $37.5 million for any period of five consecutive days, the lenders will take dominion over the cash and in some cases transfer collection accounts to the name of the administrative collateral agent. At all times that full cash dominion is in effect under any security agreement (and at all times with respect to collections of the U.K. loan parties), amounts in the collection account will be applied to reduce amounts owing under the ABL Facility.

The Company does not have any material relationship with the Lenders who are party to the ABL Facility, other than (i) in respect of the ABL Facility and its predecessor credit facilities, and (ii) affiliates of JPMorgan Chase Bank, N.A., Deutsche Bank AG, Bank of America, N.A., Wells Fargo Capital Finance, LLC and SunTrust Bank have performed, and may in the future perform various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Company, for which such affiliates have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the heading “Amended and Restated ABL Facility” is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including, but not limited to, statements regarding the proposed Acquisition and the expected timing of its consummation. Forward-looking statements involve inherent risks and uncertainties, many of which are beyond the Company’s control. The Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include those risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the SEC. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock and Membership Interest Purchase Agreement, dated as of August 3, 2016, by and among Cott Corporation, Sip Acquisition Company, S&D Coffee Holding Company, Alan P. Davis and E. Rhyne Davis, as Sellers’ Representative, and each of the Sellers party thereto.*

*	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

August 4, 2016

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Membership Interest Purchase Agreement, dated as of August 3, 2016, by and among Cott Corporation, Sip Acquisition Company, S&D Coffee Holding Company, Alan P. Davis and E. Rhyne Davis, as Sellers’ Representative, and each of the Sellers party thereto.*

*	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.